UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

INTEGRATED TELECOM EXPRESS, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 000-31259

Delaware	77-0403748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

10121 Miller Avenue, Suite 202 Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 257-3243

Item 3. Bankruptcy or Receivership

On April 16, 2003, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) approving the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code (the “Plan”) of Integrated Telecom Express, Inc. (the “Debtor” or the “Registrant”).

The landlord of the Debtor’s former corporate offices has filed a motion to stay the Bankruptcy Court’s Confirmation Order. A hearing for this motion has been scheduled for April 29, 2003.

A copy of the Plan is attached hereto as Exhibit 2.1. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. A copy of the Confirmation Order is attached hereto as Exhibit 2.2.

The following is a summary of the material features of the Plan.

(a) The effective date (the “Effective Date”) of the Plan will be a date to be selected by the Debtor no later than thirty (30) days after the confirmation date on which (i) no stay of the confirmation order is in effect and (b) all other conditions precedent to consummation of the Plan have been satisfied or waived.

(b) Through the Plan, the Debtor will liquidate its remaining assets and complete the wind-up of its business. The Plan provides for the appointment of a Plan Administrator who will manage the liquidation of the Debtor’s assets and wind-up of its business.

(c) The classification and treatment of claims and equity interests pursuant to the Plan is as follows:

Classification	Treatment

Class 1—All Other Priority Claims, consisting of any Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not a Priority Tax Claim or an Administrative Claim.

On the Initial Distribution Date or as soon as practicable after the Claim becomes an Allowed Claim (and no later than the thirtieth (30th) day of the first month after the Claim becomes Allowed), each Holder of an Allowed Class 1 Claim shall receive Cash in the full amount of such Claim, with interest from the Petition Date at the Contract Rate, except to the extent that the Holder of the Allowed Claim in Class 1 agrees to payment on deferred or other such terms.

Class 2—Secured Claims.

On the Initial Distribution Date or as soon as practicable after the Claim becomes an Allowed Claim (and no later than the thirtieth (30th) day of the first month after the Claim becomes Allowed), each Holder of an Allowed Class 2 Claim shall either (i) receive Cash in the full amount of such Allowed Claim, with interest from the Petition Date at the Contract Rate, except to the extent that the Holder of the Allowed Claim in Class 2 agrees to payment on deferred or other such terms, or (ii) at the election of such Holder made prior to the Confirmation Hearing, be treated in any other manner so that such Creditor’s Allowed Claim is Unimpaired.

Class 3A—Claims of Holders of General Unsecured Claims that are not Subordinated.

On the Initial Distribution Date or as soon as practicable after the Claim becomes an Allowed Claim (and no later than the thirtieth (30th) day of the first month after the Claim becomes Allowed), each Holder of an Allowed Class 3A Claim shall receive Cash in the full amount of such Claim, with interest from the Petition Date at the Contract Rate, except to the extent that the Holder of the Allowed Claim in Class 3A agrees to payment on deferred or other such terms.

Class 3B—Subordinated Unsecured Claims.

On the Initial Distribution Date or as soon as practicable after the Class 3B Claim becomes an Allowed Claim (and no later than the thirtieth (30th) day of the first month after the Class 3B Claim becomes Allowed), counsel for the Holders of the Allowed Class 3B Claim shall receive Cash in the full amount of such Allowed Class 3B Claim on behalf of such Holders up to an amount not to exceed $5 million. Further, Holders of Class 3B Claims shall be permitted to pursue the proceeds of the Debtor’s directors and officers liability insurance policy (the “D&O Insurance”) to satisfy any Allowed Class 3B Claim (i.e., the maximum amount of recovery in connection with an Allowed Class 3B Claim cannot exceed $5 million in Cash from the Debtor and $20 million in insurance proceeds from the D&O Insurance). In no event, however, shall the Holders of an Allowed Class 3B Claim be entitled to receive any Cash from the Debtor’s estate in excess of $5 million.

Class 4—All Equity Interests in the Debtor.

Each holder of an Allowed Equity Interest in Class 4 shall receive on or as soon as practicable after the Initial Distribution Date an amount equal to its Pro Rata Share of the Available Cash remaining after payment of Allowed Claims in Classes 1, 2, 3A and 3B, Allowed Administrative Claims, and Allowed Priority Tax Claims. An Allowed Equity Interest is an Equity Interest that is (i) reflected on the books and records of the transfer agent for the Debtor on the Confirmation Date; or (ii) allowed by a Final Order of the Bankruptcy Court.

As of March 20, 2003, the Debtor had 42,628,362 shares of common stock outstanding.

Information as to the assets and liabilities of the Debtor as of March 31, 2003, the most recent practicable date prior to the confirmation date, is set forth in the Debtor’s unaudited balance sheet as of March 31, 2003, included as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
2.1	Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code

2.2	Order of United States Bankruptcy Court for the District of Delaware approving the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code

99.1	Unaudited balance sheet of the Debtor as of March 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2003

INTEGRATED TELECOM EXPRESS, INC.

By:	/s/ JAMES WILLIAMS
James Williams Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code

2.2	Order of United States Bankruptcy Court for the District of Delaware approving the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code

99.1	Unaudited balance sheet of the Debtor as of March 31, 2003

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